Exhibit 10.1
EXECUTION VERSION
$110,000,000
AMERICAN PACIFIC CORPORATION
(a Delaware corporation)
9% Senior Notes due 2015
PURCHASE AGREEMENT
January 30, 2007

January 30, 2007
Wachovia Capital Markets, LLC
One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288
Ladies and Gentlemen:
          American Pacific Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to Wachovia Capital Markets, LLC (the “Initial Purchaser”) $110,000,000 aggregate principal amount of its 9% Senior Notes due 2015 (the “Notes”), which will be unconditionally guaranteed on a senior basis as to principal, premium, if any, and interest (the “Guarantees”) by the subsidiaries of the Company named in Schedule I hereto (each individually, a “Guarantor” and collectively, the “Guarantors”). The Notes will be issued pursuant to an Indenture (the “Indenture”) dated as of the Closing Date (as defined in Section 2) among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). This Agreement, the Registration Rights Agreement, to be dated the Closing Date, between the Initial Purchaser, the Company and the Guarantors (the “Registration Rights Agreement”) and the Indenture are hereinafter collectively referred to as the “Transaction Documents” and the execution and delivery of the Transaction Documents and the Credit Facility (as defined below) and the transactions contemplated herein and therein are hereinafter referred to as the “Transactions.”
          The Notes (and the related Guarantees) will be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”). The Initial Purchaser has advised the Company that it will offer and sell the Notes purchased by it hereunder in accordance with Section 3 hereof as soon as it deems advisable.
          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated January 19, 2007 (the “Preliminary Memorandum”), the Offering Memorandum (as defined below) and a Final Offering Memorandum (as defined below), dated the date hereof. The Final Memorandum, the Preliminary Memorandum, and the Offering Memorandum are referred to herein as a “Memorandum.” Each Memorandum sets forth certain information concerning the Company, the Guarantors, the Notes, the Transaction Documents and the Transactions. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchaser. As used herein, the term “Memorandum” shall include, except where specifically noted, in each case the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum, the Offering Memorandum or Final Memorandum

that are filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the Time of Sale (as defined below).
          Prior to the time when the sales of the Notes were first made (the “Time of Sale”), the Company has prepared and delivered to the Initial Purchaser a pricing supplement (the “Pricing Supplement”) dated January 30, 2007. The Pricing Supplement together with the Preliminary Memorandum is referred to herein as the “Offering Memorandum.”
          Promptly after the Time of Sale and in any event no later than the second business day following the Time of Sale, the Company will prepare and deliver to the Initial Purchaser a Final Offering Memorandum (the “Final Memorandum”), which will consist of the Preliminary Offering Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement, and from and after the time such Final Memorandum is delivered to the Initial Purchaser, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Memorandum.
          In connection with the consummation of the transactions described herein, the Company will enter into an amended and restated $20.0 million senior secured credit facility (the “Credit Facility”) among the Company, the Guarantors, the lenders from time to time parties thereto, and Wachovia Bank, National Association, as administrative agent.
          1. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser that:
     (a) The Preliminary Memorandum does not contain; the Offering Memorandum at the Time of Sale and at the Closing Date; and the Final Memorandum, and any amendment or supplement thereto does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from any Memorandum made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser expressly for use therein, as specified in Section 10. The statistical and industry data included in each Memorandum are based on or derived from sources that the Company believes to be reliable and accurate.
     (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse change in or effect on or any development having a prospective material adverse effect on (i) the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company and each Guarantor to perform its obligations under the Notes or the Transaction Documents.
     (c) The Company and each Guarantor has full power (corporate and other) to own or lease its properties and conduct its business as described in each Memorandum; and the Company and each Guarantor has full power (corporate and other) to enter into the Transaction Documents and to carry out all the terms and provisions hereof and thereof to be carried out by it.
     (d) The capitalization of the Company is as set forth in the Offering Memorandum under the heading “Capitalization.” All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.
     (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued capital stock of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable, and is owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (f) No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as provided by applicable laws or regulations, by the Indenture or as disclosed in the Offering Memorandum.
     (g) Deloitte & Touche LLP, who has certified the consolidated historical financial statements included in the Offering Memorandum and delivered its report with respect to the audited consolidated historical financial statements in the Offering Memorandum, is an independent public accountant with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder.
     (h) The consolidated historical financial statements (including the notes thereto) of the Company and its consolidated subsidiaries in the Offering Memorandum fairly present the financial position, results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries as of the dates and for the periods specified therein; since the date of the latest of such financial statements, there has been no change nor any development or event involving a prospective change which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise expressly disclosed in the notes thereto) and comply as to form with the applicable accounting requirements of Regulation S-X under the Securities Act; the information set forth under the captions “Offering Memorandum Summary — Summary Consolidated Financial Information” and “Selected Historical Consolidated Financial Information” in the Offering Memorandum has been fairly extracted from the consolidated historical financial statements of the Company and its consolidated subsidiaries, fairly presents the information included therein and has been compiled on a basis consistent with that of the audited consolidated historical financial statements included in the Offering Memorandum; and the ratios of earnings to fixed charges set forth in the Offering Memorandum under the caption “Selected Historical Consolidated Financial Information” have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.
     (i) Subsequent to the respective dates as of which information is given in the Offering Memorandum, (i) none of the Company and its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction in each case not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, and has not declared, paid or otherwise made any dividend or distribution of any kind on any class of its capital stock; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except as disclosed in the Offering Memorandum.
     (j) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated historical financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (k) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and as of the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to provide reasonable assurances that material information relating to the Company and Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (l) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.
     (m) The Indenture and the Registration Rights Agreement have been duly authorized by the Company and each Guarantor and, on the Closing Date, will have been duly executed and delivered by the Company and each Guarantor, and will constitute the legal, valid and binding obligations of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity; and the Indenture and the Registration Rights Agreement will conform to the description thereof in the Offering Memorandum and will be substantially in the form previously delivered to you.
     (n) The Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to the rules and regulations of the commission applicable to an indenture that is qualified thereunder.
     (o) The Notes have been duly authorized and, on the Closing Date, when executed and authenticated in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchaser as provided in this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Guarantees have been duly authorized and, on the Closing Date, upon the due issuance and delivery of the related Notes and the due endorsement of the Guarantees thereon, will have been duly executed, endorsed and delivered and will constitute valid and legally binding obligations of each of the Guarantors, and will be entitled to the benefits of the Indenture; the Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when executed and authenticated in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; and the Notes and the Exchange Notes will conform to the descriptions thereof in the Offering Memorandum.
     (p) The execution, delivery and performance by the Company and each Guarantor of this Agreement and the other Transaction Documents, the issuance and sale of the Notes and the compliance by the Company and each Guarantor with all of the provisions of the Notes, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with, result in a breach or violation of, the certificate of incorporation or by-laws of the Company or any of its subsidiaries, (ii) conflict with, result in a breach or violation of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement, stockholders’ agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or any of their respective properties are subject, or with or any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or any arbitrator applicable to the Company or any of its subsidiaries, except, in the case of this clause (ii), for such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, result in a Material Adverse Effect, or (iii) (assuming the accuracy of the Initial Purchaser’s representations and warranties contained herein) require the consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company or any of its subsidiaries, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer or sale, or resale by the Initial Purchaser, of the Notes and by Federal and state securities laws with respect to the obligations of the Company and the Guarantors under the Registration Rights Agreement or (y) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings or qualifications could not reasonably be expected to have a Material Adverse Effect.
     (q) No legal or governmental proceedings or investigations are pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in the Preliminary Memorandum and the Offering Memorandum and such proceedings or investigations that would not, singly or in the aggregate, result in a Material Adverse Effect.
     (r) There are no relationships, direct or indirect, between or among the Company or any of its subsidiaries, on the one hand, and the respective directors, officers or stockholders of the Company or any of its subsidiaries, on the other hand, that would be required by Regulation S-K to be disclosed in an annual report on Form 10-K and there are no contracts or other documents that would be required by the Securities Act to be disclosed in a prospectus were the Notes being issued and sold in a public offering registered on Form S-1 under the Securities Act that are not so disclosed in the Company’s public filings with the Commission.
     (s) The Company and its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) have not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto.
     (t) The Company and its subsidiaries have not sustained, since the date of the latest audited consolidated historical financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with its business or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto) or as would not, individually or in the aggregate, have a Material Adverse Effect; and, since such date, there has not occurred any change or development having a Material Adverse Effect.
     (u) The statements set forth in the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes, and under the captions “Management,” “Certain Relationships and Related Transactions,” “Description of Other Indebtedness,” “Material U.S. Federal Tax Income Considerations,” “Exchange Offer; Registration Rights,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, fairly and accurately summarize the subject matter thereof in all material respects.
     (v) The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them, free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except as set forth in the Offering Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect. Any property leased by the Company and its subsidiaries is held under valid, subsisting and enforceable leases, and there is no default under any such lease or any other event that with notice or lapse of time or both would constitute a default thereunder.
     (w) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section

4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any of its subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any of its subsidiaries has any liability, direct or indirect, contingent or otherwise (a “Plan”) in each case as had or could reasonably be expected to have a Material Adverse Effect; each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Company or any of its subsidiaries has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.
     (x) Except as disclosed in each Memorandum, no labor dispute with the employees of the Company or any of its subsidiaries exists, is imminent or is, to the Company’s knowledge, threatened, and the senior officers of the Company and its subsidiaries are not aware of any existing, imminent or threatened labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.
     (y) No proceedings for the merger, consolidation, liquidation or dissolution of the Company or any Guarantor or the sale of all or a material part of the assets of the Company and its subsidiaries or any material acquisition by the Company or any Guarantor are pending or contemplated.
     (z) The Company and each of its subsidiaries owns or otherwise possesses adequate rights to use all material patents, trademarks, service marks, trade names and copyrights, all applications and registrations for each of the foregoing, and all other material proprietary rights and confidential information necessary to conduct their respective businesses as currently conducted; none of the Company or any of its subsidiaries has received any notice, or is otherwise aware, of any infringement of or conflict with the rights of any third party with respect to any of the foregoing, except for any infringement or conflict which would not individually or in the aggregate, have a Material Adverse Effect.
     (aa) The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are prudent in the business in which it is engaged; and none of the Company or any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not have a Material Adverse Effect.
     (bb) Except as disclosed in the Offering Memorandum, the Company and each of its subsidiaries has complied with all laws, ordinances, regulations and orders applicable to the Company and its subsidiaries, and their respective businesses, and none of the

Company or any of its subsidiaries has received any notice to the contrary; and each of the Company and its subsidiaries possesses all certificates, authorizations, permits, licenses, approvals, orders and franchises (collectively, “Licenses”) necessary to conduct their respective businesses in the manner and to the full extent now operated or proposed to be operated as described in the Offering Memorandum, in each case issued by the appropriate federal, state, local or foreign governmental or regulatory authorities (collectively, the “Agencies”), except where the failure to so comply or to possess such Licenses would not have a Material Adverse Effect. The Licenses are in full force and effect and no proceeding has been instituted or, to the Company’s knowledge, is threatened or contemplated which in any manner affects or calls into question the validity or effectiveness thereof, except where such invalidity or ineffectiveness thereof would not, individually or in the aggregate, have a Material Adverse Effect.
     (cc) The operation of the business of the Company and its subsidiaries in the manner and to the full extent now operated or proposed to be operated as described in the Offering Memorandum is in accordance with the Licenses and all orders, rules and regulations of the Agencies, and no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation or termination of any necessary Licenses or which might result in any other impairment of the rights of the Company therein or thereunder, and the Company and each of its subsidiaries is in compliance with all statutes, orders, rules and regulations of the Agencies relating to or affecting its operations in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.
     (dd) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) that are currently applicable to the Company, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (ee) (i) The Company and each of its subsidiaries is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);
     (ii) The Company and each of its subsidiaries has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (“Environmental Permits”);
     (iii) There are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are likely to interfere with the conduct of the business of the

Company and its subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits; and
     (iv) There are no past or present conditions or circumstances at, or arising out of, their respective businesses, assets and properties of the Company and each of its subsidiaries or any business, assets or properties formerly leased, operated or owned by the Company or any of its subsidiaries, including but not limited to on-site or off-site disposal or release of any chemical substance, product or waste, which may give rise to: (i) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (ii) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (iii) liabilities or obligations incurred by the Company or its subsidiaries to comply with any Environmental Law; or (iv) fines or penalties arising under any Environmental Law;
except in each case for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not result in a Material Adverse Effect or as disclosed in the Offering Memorandum.
     (ff) Neither the Company nor any Guarantor is in violation of its certificate of incorporation or its bylaws, and no default or breach exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the due performance and observation of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, loan agreement, stockholders’ agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective properties are subject, in each case except as would not, individually or in the aggregate result in a Material Adverse Effect.
     (gg) The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which the Company and its subsidiaries retains adequate reserves and except where the failure to file such tax returns or pay such taxes or other assessments, fines or penalties would not, individually or in the aggregate, have a Material Adverse Effect.
     (hh) Except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Securities Act or to require the Company to include any securities held by any person in any registration statement filed by the Company under the Securities Act.
     (ii) Neither the Company nor any Guarantor is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum will be, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (jj) Within the preceding six months, none of the Company or any of its Affiliates has, directly or through any agent, made offers or sales of any security of the Company, or solicited offers to buy or otherwise negotiated in respect of any securities of the Company of the same or a similar class as the Notes, other than the Notes offered or sold to the Initial Purchaser hereunder.
     (kk) None of the Company or any of its Affiliates has, directly or through any person acting on its or their behalf (other than the Initial Purchaser, as to which no statement is made), offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (ll) None of the Company, any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act (“Regulation S”). Terms used in this paragraph have the meanings given to them by Regulation S.
     (mm) None of the Company or any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes; nor has the Company or any of its Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).
     (nn) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.
     (oo) Assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 3 hereof and compliance by the Initial Purchaser with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement and disclosed in each Memorandum to register the Notes or the related Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
     (pp) None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

     (qq) There are, and during the last 12 months there have been, no material disputes between the Company and any of its ten largest suppliers (as measured by dollar volume of goods purchased by the Company) (“Material Suppliers”) or ten largest customers (as measured by dollar volume of goods sold by the Company) (“Material Customers”). The Company’s relations with its Material Suppliers and Material Customers are, to the Company’s knowledge, good, and the Company has received no notice, and is not otherwise aware, of any anticipated material dispute with any of its Material Suppliers and Material Customers, or that (i) any Material Supplier intends to cease or materially reduce its supply to the Company or (ii) any Material Customer intends to cease or materially reduce its purchases from the Company.
     (rr) Except as disclosed in the Offering Memorandum, there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.
     (ss) The Company does not intend to treat any of the transactions contemplated by the Transaction Documents as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Company determines to take any action inconsistent with such intention, it will promptly notify the Initial Purchaser thereof. If the Company so notifies the Initial Purchaser, the Company acknowledges that the Initial Purchaser may treat its purchase and resale of Notes as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and the Initial Purchaser will maintain the lists and other records required by such Treasury Regulation.
     (tt) The Company has been advised by the NASD’s PORTAL Market that the Notes have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.
     (uu) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Notes.
     (vv) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

     (ww) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the U.S. PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (xx) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
Each certificate signed by any officer of the Company or the Guarantors and delivered to the Initial Purchaser or its counsel pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or the Guarantors, as the case may be, to the Initial Purchaser as to the matters covered thereby.
          2. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell $110,000,000 aggregate principal amount of Notes, and the Initial Purchaser agree to purchase from the Company the principal amount of Notes at a purchase price equal to 97.25% of the principal amount thereof (the “Purchase Price”). One or more certificates in definitive form or global form, as instructed by the Initial Purchaser for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company not later than one full business day prior to the Closing Date (as defined below), shall be delivered by or on behalf of the Company to the Initial Purchaser for the account of the Initial Purchaser, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchaser duly paid, against payment by or on behalf of the Initial Purchaser of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of the Company. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel llp (“Counsel for the Initial Purchaser”), 80 Pine Street, New York, New York 10005 at 10:00 A.M., New York City time, on February 6,2007, or at such other place, time or date as the Initial Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Notes available for examination by the Initial Purchaser at the New York, New York offices of Counsel for the

Initial Purchaser not later than 10:00 A.M., New York City time on the business day prior to the Closing Date.
          3. Offering of the Notes and the Initial Purchaser’s Representations and Warranties. The Initial Purchaser represents and warrants to and agrees with the Company that:
     (a) It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”).
     (b) It has solicited, and will solicit, offers for such Notes only from, and has offered, and will offer, such Notes only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Offering Memorandum under the caption “Notice to Investors.”
     (c) It has not offered or sold, and will not offer or sell, the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.
     (d) With respect to offers and sales outside the United States:
     (i) at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:
     “The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and February 6, 2007, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S.”; and
     (ii) the Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b); accordingly, the Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the

Notes, and the Initial Purchaser has complied and will comply with the offering restrictions requirements of Regulation S.
          Terms used in this Section 3(d) have the meanings given to them by Regulation S.
          4. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:
     (a) The Company will prepare the Offering Memorandum in the form approved by the Initial Purchaser and will not amend or supplement the Offering Memorandum or the Final Memorandum including by filing documents under the Exchange Act which are incorporated by reference therein without first furnishing to the Initial Purchaser a copy of such proposed amendment or supplement or filing and will not use or file any amendment or supplement to which the Initial Purchaser may reasonably object.
     (b) The Company will furnish to the Initial Purchaser and to Counsel for the Initial Purchaser concurrently with the Time of Sale and during the period referred to in paragraph (c) below, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they may reasonably request.
     (c) At any time prior to the completion of the distribution of the Notes by the Initial Purchaser, if any event occurs or condition exists as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Offering Memorandum, to comply with applicable law, the Company will promptly (i) notify the Initial Purchaser of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchaser, at its own expense, an amendment or supplement to the Offering Memorandum, so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum, is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended Offering Memorandum, to the Initial Purchaser and Counsel for the Initial Purchaser, without charge, in such quantities as may be reasonably requested.
     (d) The Company will (i) qualify the Notes and the Guarantees for sale by the Initial Purchaser under the laws of such jurisdictions as the Initial Purchaser may designate and (ii) maintain such qualifications for so long as required for the sale of the Notes by the Initial Purchaser. The Company will promptly advise the Initial Purchaser of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (e) At any time prior to the completion of the distribution of the Notes by the Initial Purchaser, the Company will deliver to the Initial Purchaser such additional information concerning the business and financial condition of the Company as the Initial

Purchaser may from time to time request and whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issuance of the Notes under this Agreement, shall promptly notify the Initial Purchaser as to the nature of such information or event. The Company will likewise notify the Initial Purchaser of (i) any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes, promptly after the Company becomes aware of any such decrease, notice or public announcement. The Company will also, for a period of five years from the Closing Date, deliver to the Initial Purchaser, as soon as available and without request, copies of any reports and financial statements furnished to or filed with the Commission to the extent such reports and financial statements are not publicly available on the Commission’s Electronic Data Gathering and Retrieval System.
     (f) The Company will not, and will not permit any of its Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.
     (g) Except as contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.
     (h) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), will solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (i) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.
     (j) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchaser or any of its Affiliates, as to which no statement is made), will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the same or a similar class as the Notes, other than the

Notes offered or sold to the Initial Purchaser hereunder in a manner which would require the registration under the Securities Act of the Notes.
     (k) So long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Exchange Act, the Company will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. (This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.)
     (l) The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Offering Memorandum.
     (m) Until completion of the distribution, neither the Company nor any of its Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.
     (n) For so long as any Notes are outstanding, the Company and its subsidiaries will conduct its operations in a manner that will not subject the Company or any subsidiary to registration as an investment company under the Investment Company Act.
     (o) Each Note will bear a legend substantially to the following effect (and consistent with the Registration Rights Agreement and the Indenture) until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:
     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED.
     (p) The Company will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 90 days after the date hereof, without the prior written consent of Wachovia Capital Markets, LLC.

     (q) The Company will, promptly after it has notified the Initial Purchaser of any intention by the Company to treat the Transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), deliver a duly completed copy of IRS Form 8886 or any successor form to the Initial Purchaser.
     (r) The Company acknowledges and agrees that the Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Notes and the Guarantees contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Initial Purchaser is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchaser shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchaser of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchaser and shall not be on behalf of the Company.
          4A. Other Agreements. In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), the Initial Purchaser represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:
•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.
     The Initial Purchaser represents and agrees that:
•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Notes in circumstances in which either Section 21(1) of the FSMA does not apply or where the exemptions in Section 21(1) of the FMSA do apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA and all applicable regulations made thereunder with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
          5. Expenses.
          (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Initial Purchaser, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and the reasonable fees and disbursements of Counsel for the Initial Purchaser in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Notes, (v) all document production charges and expenses of counsel to the Initial Purchaser (but not including their fees for professional services) in connection with the preparation of this Agreement, (vi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (viii) the cost of the preparation, issuance and delivery of the Notes, (ix) all costs and expenses relating to investor presentations, including any “road show” presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Initial Purchaser and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 5(b) of this Agreement and Section 5 of the engagement letter dated December 21, 2006, between Wachovia Capital Markets, LLC and the Company (which shall remain in full force and effect notwithstanding the execution of this Agreement), the Initial Purchaser will pay all of its costs and expenses, including fees and disbursements of its counsel, transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

          (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchaser, the Company will reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes; provided, however, that the obligations of the Company under this Section 5(b) shall be in addition to, and not in place of, the provisions for expense reimbursement set forth in the Engagement Letter.
          6. Conditions to the Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties of the Company in Section 1 hereof, in each case as of the date hereof and as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:
     (a) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Morrison & Foerster LLP, counsel for the Company, and Santoro, Driggs, Walch, Kearney, Johnson & Thompson, Nevada counsel to the Company, in form and substance satisfactory to the Initial Purchaser, to the effect set forth in Exhibit A-1 and A-2 hereto.
     (b) The Initial Purchaser shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel llp, Counsel for the Initial Purchaser, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.
     (c) The Initial Purchaser shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchaser and Counsel for the Initial Purchaser, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the consolidated historical financial statements and certain financial information contained in the Offering Memorandum; provided that the letter shall use a “cut-off date” within three business days of the date of such letter and that their procedures, shall extend to financial information in the Final Memorandum not contained in the Preliminary Memorandum. References to the Offering Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.
     (d) (i) None of the Company nor any of its subsidiaries, shall have sustained, since the date of the latest audited consolidated historical financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), any loss or interference with their respective businesses or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto); and (ii) since the respective dates as of which information is given in each Memorandum, there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries, or any change in or effect on or any development having a prospective change in or effect on the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise), results of operations or management of the Company and its subsidiaries, whether or not in the ordinary course of business, otherwise than as set forth in each such Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to market the Notes on the terms and in the manner described in the Offering Memorandum (exclusive of any amendment or supplement thereto).
     (e) None of the information set forth in the sections of the Offering Memorandum entitled “Use of Proceeds,” “Certain Relationships and Related Transactions” and “Offering Memorandum Summary—Recent Developments” shall have changed, nor shall there have been any change in the information with respect to the directors and officers of the Company from what is set forth in the section of the Offering Memorandum entitled “Management,” if the effect of any such change, individually or in the aggregate, in the sole judgment of the Initial Purchaser makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner described in the Offering Memorandum, exclusive of any amendment or supplement thereto.
     (f) The Initial Purchaser shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, of the Chief Executive Officer and the Chief Financial Officer of the Company as to the accuracy of the representations and warranties of the Company in this Agreement at and as of the Closing Date; that the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Sections 6(d) and (e).
     (g) The Notes shall have received initial ratings by Standard & Poor’s and Moody’s, and, subsequent to the date hereof, there shall not have been any decrease in the rating of the Notes or any of the Company’s other securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of the Securities or any of the Company’s other securities or any notice or public announcement given of any intended or potential decrease in any such rating or that any such securities rating agency has under surveillance or review, with possible negative implications, its rating of the Notes.
     (h) The Notes shall have been designated for trading on PORTAL.
     (i) The Notes shall be eligible for clearance and settlement through the Depository Trust Company.
     (j) On or before the Closing Date, the Initial Purchaser and Counsel for the Initial Purchaser shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.
     (k) The Company and the Guarantors shall have executed and delivered the documentation with respect to the Credit Facility and the Initial Purchaser shall have received copies thereof.
          7. Indemnification and Contribution.
          (a) The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser or such other person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto; or (ii) the omission or alleged omission to state in the Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and will reimburse, as incurred, the Initial Purchaser and each such other person for any legal or other expenses reasonably incurred by the Initial Purchaser or such other person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum, the Offering Memorandum or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein as set forth in Section 10 hereof.
          (b) The Initial Purchaser will indemnify and hold harmless the Company and the Guarantors and their respective affiliates, directors, officers, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the Company or the Guarantors against any losses, claims, damages or liabilities joint or several to which the Company, the Guarantors, any such affiliates, directors or officers or such controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Memorandum, or the Offering Memorandum or any amendment or supplement thereto a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser specifically for use therein as set forth in Section 10 hereof and, subject to the limitation set forth immediately preceding this clause, will reimburse as incurred, any legal or other expenses reasonably incurred by the Company or the Guarantors or any such affiliates, directors or officers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action in respect thereof.
          (c) Promptly after receipt by any person to whom indemnity may be available under this Section 7 (the “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any person from whom indemnity may be sought under this Section 7 (the “indemnifying party”), notify such indemnifying party of the commencement thereof; but the failure so to notify such indemnifying party will not relieve such indemnifying party from any liability which it may have under this Section 7 to the extent it is not materially prejudiced as a proximate result of the failure or any other liability which it may have to such indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and such indemnified party notifies the relevant indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have concluded, based on advice of outside counsel, that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from an indemnifying party to an indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, such indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) such indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) such indemnifying party does not promptly retain counsel satisfactory to such indemnified party or (iii) such indemnifying party has authorized the employment of counsel for such indemnified party at the expense of the indemnifying party. After such notice from an indemnifying party to an indemnified party, such indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of such indemnifying party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by (i), (ii) or (iii) of the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party or any other person that may be entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party and such other persons from all liability arising out of such claim, action, suit or proceeding.
          (d) (i) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any action or claim) (or actions in respect thereof) (“Losses”), the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, in order to provide for just and equitable contribution, agree to contribute to the amount paid or payable by such indemnified party as a result of such Losses to which the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is unavailable for any reason, not only such relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser from the Company in connection with the purchase of the Notes hereunder as set forth in the Final Memorandum. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Initial Purchaser, the parties’ intent, relative knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total underwriting discounts and commissions received by the Initial Purchaser from the

Company in connection with the purchase of the Notes hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each other person listed in Section 7(a) hereof shall have the same rights to contribution as the Initial Purchaser, and each affiliate, director or officer of the Company or any Guarantor and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.
          (e) The obligations of the Company and the Guarantors under this Section 7 shall be in addition to any obligations or liabilities which the Company and the Guarantors may otherwise have and the obligations of the Initial Purchaser under this Section 7 shall be in addition to any obligations or liabilities which the Initial Purchaser may otherwise have.
          8. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors, their respective officers, and the Initial Purchaser set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, their respective officers or directors or any controlling person referred to in Section 7 hereof or the Initial Purchaser and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
          9. Termination.
          (a) The Initial Purchaser may terminate this Agreement with respect to the Notes by notice to the Company at any time on or prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform in any material respect all obligations and satisfy in any material respect all conditions on its part to be performed or satisfied hereunder at or prior thereto or if, at or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the NASDAQ National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market; (ii) there has been a material disruption in commercial banking or securities settlement, payment or clearance services in the United States; (iii) a banking moratorium shall have been declared by New York, North Carolina or United States authorities or (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, (C) the occurrence of any other calamity or crisis involving the United States or (D) any change in general economic, political or financial conditions which has an effect on the U.S. financial markets or the international financial markets that, in the case of any event described in this clause (iv), in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Notes as disclosed in the Preliminary Memorandum or the Offering Memorandum, exclusive of any amendment or supplement thereto.
          (b) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.
          10. Information Supplied by Initial Purchaser. The statements set forth in the second sentence of the second paragraph, the second and fourth sentences of the third paragraph, the second and third sentences of the sixth paragraph and the seventh paragraph under the heading “Plan of Distribution” in the Preliminary Memorandum, the Offering Memorandum, to the extent such statements relate to the Initial Purchaser, constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 1(a) and 7 hereof.
          11. Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchaser, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0604, Attention: Jay Braden, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10011, Attention: James J. Clark, Esq. and if sent to the Company or any Guarantor, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at American Pacific Corporation, 3770 Howard Hughes Parkway, Suite 300, Las Vegas, NV 89109, Attention: Chief Financial Officer, with a copy to Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 90013, Attention: Zane Gresham, Esq.
          12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Initial Purchaser, the Company and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Initial Purchaser, the Company and the Guarantors and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, directors and officers of the Company and the Guarantors, and any person or persons who control the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser shall be deemed a successor to the Initial Purchaser because of such purchase.
          13. Applicable Law. This Agreement shall be governed by the laws of the State of New York.

          14. Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.
          (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is exclusive, and the Company and the Guarantors hereby consent to the jurisdiction of such courts.
          (b) Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 12 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.
          (c) Each of the Company and the Guarantors hereby waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Company and the Guarantors agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts in the jurisdiction of which it is or may be subject, by suit upon such judgment.
          15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[The remainder of this page is intentionally left blank.]

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, the Guarantors and the Initial Purchaser.

Very truly yours, AMERICAN PACIFIC CORPORATION
By:	/s/ John R. Gibson
	Name:	John R. Gibson
	Title:	President and Chief Executive Officer

THE GUARANTORS AMERICAN PACIFIC CORPORATION (NEVADA)
By:	/s/ John R. Gibson
	Name:	John R. Gibson
	Title:	President

AMERICAN AZIDE CORPORATION
By:	/s/ John R. Gibson
	Name:	John R. Gibson
	Title:	President

AMPAC FARMS, INC.
By:	/s/ John R. Gibson
	Name:	John R. Gibson
	Title:	President

AMPAC-ISP CORP.
By:	/s/ John R. Gibson
	Name:	John R. Gibson
	Title:	President

ENERGETIC ADDITIVES INC., LLC
By:	/s/ Dana Kelley
	Name:	Dana Kelley
	Title:	Manager

AMPAC FINE CHEMICALS LLC
By:	/s/ Aslam Malik
	Name:	Aslam Malik
	Title:	President

Accepted as of the date hereof.

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Scott Joyce Name: Scott Joyce Title: Vice President

SCHEDULE I
GUARANTORS

Guarantor	Jurisdiction of Formation

American Pacific Corporation	Nevada
American Azide Corporation	Nevada
Ampac Farms, Inc.	Nevada
Ampac-ISP Corp., LLC	Delaware
Energetic Additives Inc., LLC	Nevada
Ampac Fine Chemicals LLC	California

S-I-1

EXHIBIT A-1
FORM OF OPINION OF
MORRISON & FOERSTER LLP
          Based upon and subject to the limitations and qualifications set forth herein, we are of the opinion that:
     (1) The Company and each Designated Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full corporate or limited liability company, as applicable, power and authority to own or lease its property and conduct its business as described in the Offering Memorandum and the Final Memorandum. The Company and each Designated Guarantor is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business requires such qualification, except for any such jurisdiction where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
     (2) The Company and each Designated Guarantor has the corporate power and authority to execute and deliver, and to perform and observe the provisions of, the Documents.
     (3) To our knowledge and except as set forth in the Offering Memorandum and the Final Memorandum, there are no legal or governmental proceedings pending or threatened to which the Company or any Guarantor is a party or which any property or assets of the Company or any Guarantor is subject which would reasonably be expected to have a Material Adverse Effect.
     (4) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Designated Guarantor.
     (5) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Designated Guarantor, and constitutes a legal, valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms.
     (6) The Guarantees have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, the Guarantees endorsed thereon will be legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.
     (7) The Notes have been duly authorized and when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement and enforceable against the Company in accordance with their terms.
     (8) The Exchange Notes have been duly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and Registration Rights Agreement and delivered to the noteholders in exchange for the Notes in accordance with the terms of the Registration Rights Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.
     (9) The statements set forth in the Offering Memorandum and the Final Memorandum under the heading “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes (including the Guarantees) and the Indenture, and under the heading “Exchange Offer; Registration Rights,” “Description of Other Indebtedness, “Notice to Investors” and “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.
     (10) Assuming (a) the accuracy of, and compliance with, the representations, warranties and covenants of the Company in the Purchase Agreement (other than Section 1(oo) thereof), (b) the accuracy of, and compliance with, the representations, warranties and covenants of the Initial Purchaser in the Purchase Agreement, (c) the accuracy of the representations and warranties of each of the purchasers to whom the Initial Purchaser initially resells the Notes as specified in the Offering Memorandum, (d) the compliance by the Initial Purchaser with the offering and transfer procedures and restrictions described in the Offering Memorandum, and (e) the receipt by the purchasers to whom the Initial Purchaser initially resells the Notes of a copy of the Offering Memorandum prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act (it being understood that no opinion is being given for any subsequent resale of the Notes).
     (11) The execution, delivery and performance by the Company and each Designated Guarantor of the Documents, the Notes and the Guarantees, as applicable, the compliance by the Company and each Guarantor with the provisions thereof and the consummation of the transactions contemplated therein does not and will not (a) result in a breach, of violation of, or constitute a default under, the charter and bylaws or operating agreement of the Company and each Designated Guarantor, as applicable, or the terms of any Material Contract to which the Company or any Guarantor is a party or bound or (b) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Designated Guarantors known by us to be customarily applicable to transactions of the nature contemplated by the Documents.
     (12) No consent, approval, authorization or order of, or filing or registration with, any U.S. federal or state court or governmental agency or body having jurisdiction over the Company or any of the Guarantors or any of their respective properties or assets is required for the execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Guarantees by the Company and each Guarantor and the consummation of the transactions contemplated thereby and therein, except (a) with respect to the transactions contemplated by the Registration Rights Agreement such consents, approvals, authorizations, orders, filings or registrations as may be required under the Act and the qualification of the Indenture under the Trust Indenture Act, (b) such consents, approvals, authorizations, orders, filings or registrations as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Initial Purchaser, subject to paragraph 10 above and (c) for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.
     (13) To our knowledge, neither the Company nor any of the Guarantors are in violation of their respective charters, bylaws or operating agreements.
     (14) Neither the Company nor any of the Guarantors is, or after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as set forth in the Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
     (15) The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.
          In our capacity as counsel to the Company, we have examined the Offering Memorandum and the Final Memorandum. In addition, we have participated in conferences with your representatives, representatives of the Company and representatives of the accountants of the Company concerning the Offering Memorandum and the Final Memorandum, and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements, except for such statements pertaining to our opinion set forth above in paragraph (9). Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that the Offering Memorandum, as of the Time of Sale and as of the date hereof, and the Final Memorandum, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment or express any belief in this paragraph with respect to the financial statements (including the footnotes thereto), financial statement schedules and other financial and accounting information contained in the Offering Memorandum and the Final Memorandum).

EXHIBIT A-2
FORM OF OPINION OF
SANTORO, DRIGGS, WALCH, KEARNEY,
JOHNSON & THOMPSON
          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Nevada as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1. The Nevada Subsidiaries are duly organized, validly existing and in good standing under the laws of the State of Nevada and have full corporate power and authority to own or lease their property and conduct their business as described in the Offering Memorandum and the Final Memorandum. The Nevada Subsidiaries are duly qualified to transact business and in good standing in each jurisdiction in which the conduct of their business requires such qualification, except for any such jurisdiction where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
     2. The Nevada Subsidiaries have the corporate power and authority to execute and deliver, and to perform and observe the provisions of, the Documents.
     3. The Purchase Agreement has been duly authorized, executed and delivered by the Nevada Subsidiaries.
     4. Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Nevada Subsidiaries and is enforceable against the Nevada Subsidiaries in accordance with its terms.
     5. The Guarantees have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, the Guarantees endorsed thereon will be legal, valid and binding obligations of the Nevada Subsidiaries, enforceable against the Nevada Subsidiaries in accordance with their terms.
     6. The execution, delivery and performance by the Nevada Subsidiaries of the Documents and the Guarantees, as applicable, the compliance by the Nevada Subsidiaries with the provisions thereof and the consummation of the transactions contemplated therein does not and will not (a) result in a breach of violation of, or constitute a default under, the articles of incorporation or organization and bylaws or operating agreement of the Nevada Subsidiaries, as applicable, or (b) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Nevada Subsidiaries known by us to be customarily applicable to transactions of the nature contemplated by the Documents

     7. No consent, approval, authorization or order of, or filing or registration with, any U.S. federal or state or foreign court or governmental agency or body having jurisdiction over the Nevada Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Guarantees by the Nevada Subsidiaries and the consummation of the transactions contemplated thereby and therein, except (a) as may be required by the Act, the Trust Indenture Act of 1939 or such consents, approvals, authorizations, orders, filings or registrations as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes and (b) for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.
     8. To our knowledge, the Nevada Subsidiaries are not in violation of their respective articles of incorporation or organization, bylaws or operating agreements.
     9. The Exchange Guarantees have been duly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and Registration Rights Agreement, and delivered in exchange for the Guarantees in accordance with the terms of the Registration Rights Agreement and the Exchange Offer, will be valid and binding obligations of the Nevada Subsidiaries, enforceable in accordance with their terms.